Exhibit 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports Second Quarter 2023 Financial Results

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INBRIJA® (levodopa inhalation powder) Q2 2023 U.S. net revenue of $8.3 million, a 12% increase from Q2 2022; ex-U.S. net revenue of $0.8 million
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New INBRIJA prescription request forms increased 42% in 1H 2023 over 2022
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AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg Q2 2023 net revenue of $16.9 million, a 7% decrease from Q2 2022; FAMPYRA royalty revenue of $2.9 million
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2023 INBRIJA U.S. net revenue, adjusted operating expenses, and year-end cash guidance revised
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Company does not expect to be cash flow neutral in 2023
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Nasdaq compliance regained after 1-for-20 reverse split

PEARL RIVER, N.Y. – August 8, 2023 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a business update and reported its financial results for the second quarter ended June 30, 2023.

“INBRIJA’s growth in the first half of 2023 improved significantly versus the first half of 2022, including a 42% increase in new prescription request forms, or PRFs. New PRFs are a leading indicator of future revenue growth, which we expect will accelerate going forward. We are seeing the impact of the new sales and marketing programs we launched this year; our streaming TV commercial has had approximately 8 million views in its first 4 months, and 165 physicians have prescribed INBRIJA for the first time in 2023 since they or their patients viewed the commercial,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “U.S. net revenue in the first half of the year increased less quickly than we projected, and we are therefore revising our guidance for 2023 INBRIJA U.S. net revenue to $34 million-$38 million, from $38 million-$42 million, and as a result we do not expect to be cash flow neutral this year. The new range continues to represent significant growth over 2022 and, in addition, we have continued to control costs, enabling us to revise our guidance for operating expenses to $93 million-$98 million from $93 million-$103 million.”

Dr. Cohen added, “We were also pleased that Ampyra continued to perform well, with flattening of its attrition curve. And we have continued to communicate with our bondholders to enable constructive approaches to servicing the Company’s convertible debt.”

Second Quarter 2023 Financial Results

For the quarter ended June 30, 2023, the Company reported INBRIJA worldwide net revenue of $9.1 million, a 2% decrease, of which $8.3 million was from sales in the U.S., a 12% increase, compared to the same quarter in 2022. The first quarter of 2022 included initial channel loading shipments for the launch in Germany, whereas initial shipments for the launch in Spain occurred largely in the first quarter of 2023. The Company also reported ex-U.S. INBRIJA net revenue of $0.8 million in the second quarter related to the launch in Spain.

For the quarter ended June 30, 2023, the Company reported AMPYRA net revenue of $16.9 million, a 7% decrease compared to $18.2 million for the same quarter in 2022. Additionally, for the quarter ended June 30, 2023, the Company reported FAMPYRA royalty revenues of $2.9 million, a 6% decrease compared to the same quarter in 2022. As previously disclosed, AMPYRA lost its exclusivity when generics entered the market in 2018, and the Company expects AMPYRA revenue to continue to decline, although at a slower rate.

Research and development (R&D) expenses for the quarter ended June 30, 2023 was $1.6 million, compared to $1.5 million for the quarter ended June 30, 2022. Sales, general and administrative (SG&A) expenses for the quarter ended June 30, 2023 were $21.8 million, compared to $30.1 million for the same quarter in 2022.

Total operating expenses for the quarter ended June 30, 2023 was $33.3 million, compared to $45 million for the same quarter in 2022.

Non-GAAP adjusted operating expenses (adjusted OPEX) for the quarter ended June 30, 2023 was $23.4 million, compared to $31.6 million for the same quarter in 2022. This quarterly non-GAAP measure, more fully described below under “Non-GAAP Financial Measures,” excludes costs of goods sold, amortization of intangible assets, change in fair value of derivative liability, and change in fair value of acquired contingent liability. A reconciliation of the GAAP operating expenses to non-GAAP operating expenses is included with the attached financial statements.

Benefit from income taxes for the quarter ended June 30, 2023 was $2 million, compared to a provision for income taxes of $26.6 million for the same quarter in 2022.

The Company reported a net loss of $9.4 million for the quarter ended June 30, 2023, or a net loss of ($7.55) per share on both a basic and diluted basis. Net loss in the same quarter of 2022 was $46.7 million, or a net loss of ($54.01) per share on both a basic and diluted basis.

At June 30, 2023, the Company had cash, cash equivalents, and restricted cash of $26.4 million, compared to $44.7 million at year end 2022.

2023 Financial Guidance

For the full year 2023, the Company revised INBRIJA U.S. net revenue guidance to be $34-$38 million, from $38-$42 million. Adjusted OPEX guidance was revised to be $93-$98 million, from $93-$103 million. Ending cash balance guidance was revised to be $39-44 million, from $43-$47 million. The Company reaffirms guidance for AMPYRA net revenue to be $65-$70 million. The Company does not expect to be cash flow neutral in 2023.

Reverse Split and Nasdaq Minimum Bid Price Compliance

On June 2, 2023, the Company completed a 1-for-20 reverse stock split of its outstanding and authorized shares of common stock, and it began trading on a split-adjusted basis at the market open on June 5, 2023. The Company subsequently received notification from the Nasdaq Stock Market that as of June 20, 2023 it had regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1), and the common stock continues to be listed and traded on the Nasdaq Global Select Market.

Board of Directors

At Acorda’s Annual Meeting of Stockholders on June 22, 2023, Tom Burns, the Senior Vice President of Finance and Chief Financial Officer of XOMA Corporation, was elected to the Company’s Board of Directors. Jeff Randall, who had served on Acorda’s Board since 2006, rotated off the Board.

Webcast and Conference Call

The Company will host a webcast/conference call in conjunction with its second quarter 2023 update and financial results today at 4:30 p.m. ET.

To participate in the Webcast, please use the following registration link:

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https://events.q4inc.com/attendee/268055678

If you register for the Webcast, you will have the opportunity to submit a written question for the Q&A portion of the presentation. After you have registered, you will receive a confirmation email with the Webcast details. On the day of the Webcast, you will receive an email 2 hours prior to the start of the Webcast with the link to join. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 8:30 p.m. ET on August 8, 2023, until 11:59 p.m. ET on September 7, 2023. To access the replay, please dial 1 866 813 9403 (domestic) or +1 929 458 6194 (international); access code 649308. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP, and the calculation of the non-GAAP financial measures included herein may differ from similarly titled measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) certain expenses that are not routine to the operation of our business, (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock, and (iii) other items that are not ascertainable at the present time. We believe these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding expected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company’s business and evaluate its performance. In addition, management believes that adjusted OPEX is important in evaluating the administrative costs of operating the Company’s business.

Adjusted OPEX includes research and development expenses and selling, general, and administrative expenses, and excludes (i) costs of goods sold, (ii) amortization of intangible assets, (iii) change in fair value of derivative liability, and (iv) change in fair value of acquired contingent liability. We are unable to reconcile our guidance for this non-GAAP measure to GAAP due to the forward-looking nature of the adjustments that are needed to determine this information, which includes information regarding future compensation charges, future changes in the market price of our common stock, and changes in the fair value of derivative and contingent liabilities, none of which are available at this time.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market INBRIJA, AMPYRA, or any other products that we may develop; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures and take other actions which are necessary for us to continue as a going concern; risks related to the successful implementation of our business plan, including the accuracy of our key assumptions; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA or AMPYRA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of INBRIJA and AMPYRA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA or AMPYRA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; our ability to satisfy our obligations to distributors and collaboration partners outside the U.S. relating to commercialization and supply of INBRIJA and AMPYRA; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Cash and cash equivalents	$25,270	$37,536
Restricted cash - short term	828	6,884
Trade receivable, net	13,390	13,866
Other current assets	10,629	11,077
Inventories, net	14,797	12,752
Property and equipment, net	2,163	2,603
Intangible assets, net	289,700	305,087
Restricted cash - long term	255	255
Right of use assets, net	4,765	5,287
Other assets	2,899	248
Total assets	$364,696	$395,595

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$25,544	$33,873
Current portion of lease liability	1,567	1,545
Current portion of contingent consideration	3,274	2,532
Convertible senior notes	176,164	167,031
Non-current portion of acquired contingent consideration	35,226	38,668
Non-current portion of lease liability	3,764	4,341
Deferred tax liability	39,556	44,202
Other long-term liabilities	11,733	9,781
Total stockholders' equity	67,868	93,622
Total liabilities and stockholders' equity	$364,696	$395,595

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenues:
Net product revenues	$25,965	$27,484	$44,684	$46,059
Royalty revenues	3,687	3,567	7,215	7,526
License revenue	23	-	34	-
Total revenues	29,675	31,051	51,933	53,585

Costs and expenses:
Cost of sales	3,065	8,800	6,299	14,768
Research and development	1,550	1,525	2,936	3,219
Selling, general and administrative	21,825	30,067	44,339	57,005
Amortization of intangible assets	7,691	7,691	15,382	15,382
Change in fair value of derivative liability	—	(7)	—	(37)
Change in fair value of acquired contingent consideration	(824)	(3,110)	(1,915)	(6,133)
Other operating expense, net	-	-	-	-
Total operating expenses	33,307	44,966	67,041	84,204

Operating loss	$(3,632)	$(13,915)	$(15,108)	$(30,619)
Other income (expense), net:
Interest expense, net	(7,715)	(7,454)	(15,193)	(15,015)
Other income, net	1	1,250	93	1,250
Total other expense, net	(7,714)	(6,204)	(15,100)	(13,765)

Loss before income taxes	(11,346)	(20,119)	(30,208)	(44,384)
Benefit from (provision for) income taxes	1,965	(26,563)	4,003	(26,821)
Net loss	$(9,381)	$(46,682)	$(26,205)	$(71,205)

Net loss per common share - basic	$(7.55)	$(54.01)	$(21.10)	$(97.33)
Net loss per common share - diluted	$(7.55)	$(54.01)	$(21.10)	$(97.33)

Weighted average common shares - basic	1,242	864	1,242	732
Weighted average common shares - diluted	1,242	864	1,242	732

Acorda Therapeutics, Inc.

Adjusted Operating Expenses Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Operating Expenses per Income Statement (GAAP)	$33,307	$44,966	$67,041	$84,204
Adjustments:
Cost of goods sold	(3,065)	(8,800)	(6,299)	(14,768)
Amortization of intangible assets	(7,691)	(7,691)	(15,382)	(15,382)
Change in fair value of derivative liability	-	7	-	37
Change in fair value of acquired contingent consideration	824	3,110	1,915	6,133
Total adjustments	(9,932)	(13,374)	(19,766)	(23,980)
Adjusted operating expenses (non-GAAP)	$23,375	$31,592	$47,275	$60,224